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                                                                   EXHIBIT 18(a)


                              POWER OF ATTORNEY


     We, the undersigned Trustees of Performance Funds Trust (the "Funds"), an open-ended, diversified, management investment company, organized as a Delaware business trust, do hereby constitute and appoint Wally Grimm, Richard Ille, Steven R. Howard and Scott MacLeod and each of them individually, our true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Funds to comply with:

     (i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of beneficial interest of the Funds to be offered by the Funds;

     (ii) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Funds under the Investment company Act of 1940, as amended; and

     (iii) state securities laws and any rules, regulations, orders or other requirements of state securities commissions, in connection with the registration under state securities laws of the Funds and with the registration under state securities laws of shares of beneficial interest of the Fund to be offered by the Funds;

     including specifically, but without limitation of the foregoing, power and authority to sign the name of the Funds in its behalf and to affix its seal, and to sign the name of such Trustee in his behalf as such Trustee to any amendment or supplement (including post-effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Securities Act of 1933, as amended, and to execute any instruments or documents filed or to be filed as part of or in connection with such registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities laws, including, but not limited to, all state filings for any purpose, state filings in connection with corporate or trust organization or amending corporate or trust documentation, filings for purposes of amending corporate or trust documentation, filings for purposes of state tax laws and filings in connection with blue sky regulations; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.


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           IN WITNESS WHEREOF, the undersigned place their hands as of the 25th day of March, 1997.


                                             /s/ CHARLES M. CARR
                                             ------------------------------
                                             Charles M. Carr


                                             /s/ JOHN WILLIAM HEAD
                                             ------------------------------
                                             John William Head


                                             /s/ JAMES H. JOHNSTON
                                             ------------------------------
                                             James H. Johnston


                                             /s/ JAMES T. MALLETTE
                                             ------------------------------
                                             James T. Mallette


                                             /s/ WALTER P. NEELY
                                             ------------------------------
                                             Walter P. Neely


                                             /s/ JOHN J. PILEGGI
                                             ------------------------------
                                             John J. Pileggi